Boston Restaurant Associates, Inc


Dear Fellow Shareholder:

         Enclosed is a Prospectus dated January __, 1998, describing the offer of 2,006,277 shares of Common Stock of Boston Restaurant Associates, Inc. ("BRAI") at a price of $1.00 per share in cash, pursuant to non-transferable rights (the "Rights") being distributed to holders of record of BRAI Common Stock as of the close of business on January __, 1998 (the "Record Date"). As a stockholder on that date, you are entitled to .4 of a Right for each of Common Stock (or full Right for each 2.5 shares of Common Stock) owned as of the Record Date. Each Right entitles you to purchase one share of BRAI Common Stock at the price of $1.00 under the Basic Subscription Priviege, plus the opportunity to purchase additional shares at that price under the Oversubscription Privilege under certain circumstances. No fractional Rights are being issued. You are encouraged to read the Prospectus carefully.

         If you are an old Capacino stockholder who has not yet exchanged your stock certificate for a new BRAI certificate, you should be aware that the number of Rights to which you are entitled was calculated after taking into account the one for ten reverse stock split effected in 1994. (If you have not yet exchanged your old certificate, you are strongly urged to do so. For that purpose only, you should contact_______________.)

         These Rights are not transferable and may only be exercised by the record owner. Once you have exercised the Rights, your exercise may not be revoked.

         If you wish to exercise the Rights you must do so by not later than 5:00 p.m., Eastern Standard Time, on February __, 1998, (unless the Rights Offering is extended for up to ten (10) business days at the discretion of
BRAI). To do so, you must complete, execute and return the Subscription Certificate, together with payment of the Subscription Price, to the Rights Agent by that date.

         Any questions or requests for assistance concerning the offering should be directed to the Rights Agent, American Stock Transfer and Trust Co., Reorganizations Dept., at the following telephone number: (800) 937-5449.


                                Sincerely yours,

                                George R. Chapdelaine,
                                President

                              [LETTERHEAD OF BRAI]



To Securities Dealers, Commercial Banks
   and Other Nominees

         Re: Rights Offering

         Enclosed is your supply of a prospectus dated January __, 1998 (the "Prospectus") and other materials relating to the offering of 2,006,277 shares of Common Stock (the "Common Stock") of Boston Restaurant Associates, Inc. ("BRAI"). The shares are offered at a subscription price of $1.00 per share, in cash, pursuant to nontransferable rights ("Rights") initially distributed to holders of record of shares of Common Stock as of the close of business on January __, 1998 (the "Record Date"). The Rights are described in the Prospectus and evidenced by a Subscription Certificate registered in your name or the name of your nominee.

         Each beneficial owner of Common Stock registered in your name or the name of your nominee is entitled to four-tenths of one Right for each share of Common Stock owned by such beneficial owner (or one full Right for each 2 1/2 shares owned).

         We are asking you to contact the client for whom you hold shares of Common Stock registered in your name or in the name of your nominee to obtain instructions with respect to the Rights. Please forward, upon receipt, the enclosed materials by First Class Mail to your clients who are beneficial owners of Common Stock as of the Record Date. You will be reimbursed for customary mailing and handling expenses incurred by you in forwarding any of the enclosed materials to your clients.

         Enclosed are the following documents:

         1. The Prospectus;

         2. A form of letter which may be sent to your client for whose account you hold shares of Common Stock registered in your name or in the name of your nominee, with space provided for obtaining such client's instructions with regard to the Rights;

         3. A letter from the President of BRAI; and

         4. A Nominee Holder Certification.

         Your prompt action is requested. The Rights will expire at 5:00 p.m., Eastern Standard Time, on February __, 1998, unless extended for up to ten (10) business days by BRAI, at its discretion (the "Expiration Date").

         To exercise Rights, a properly completed and executed Subscription Certificate and payment in full for all Rights exercised must be delivered to the Rights Agent as indicated in the Prospectus prior to the Expiration Date.

         Additional copies of the enclosed materials may be obtained from American Stock Transfer & Trust Company Rights Agent, its telephone number is
(718) 921-8200 or (800) 937-5449.

                                            Very truly yours,

                                            Boston Restaurant Associates, Inc.


                                            By: ________________________________
                                                George Chapdelaine, President

                          Boston Restaurant Associates
                                 Rights Offering

To Our Clients:

         Enclosed is a Prospectus dated January __, 1998, describing the offer of 2,006,277 shares of Common Stock of Boston Restaurant Associates, Inc. ("BRAI") at a price of $1.00 per share in cash, pursuant to non-transferable rights (the "Rights") initially distributed to holders of record of BRAI Common Stock as of the close of business on January __, 1998 (the "Record Date"). You are entitled to one non-transferable Right for each 2.5 shares of Common Stock carried by us in your account as of the Record Date. Each Right will entitle you to subscribe to one share of Common Stock at a subscription price of $1.00 (the "Subscription Price").

         The materials enclosed are being sent to you as the beneficial owner of shares of Common Stock carried by us in your account but not registered in your name. Exercises and sales of Rights may only be made by us as the registered holder of Rights and pursuant to your instructions. Accordingly, we request instructions as to whether you wish us to elect to subscribe for any shares pursuant to the terms and subject to the conditions set forth in the enclosed Prospectus. We urge you, however, to read these documents carefully before instructing us to exercise Rights.

         Your instructions to us should be forwarded as promptly as possible to permit us to exercise Rights on your behalf in accordance with the provisions of the Rights Offering. The Rights Offering will expire at 5:00 p.m., Eastern Standard Time, on February __, 1998, unless the Rights Offering is extended for up to ten (10) business days at the discretion of BRAI. Once you have exercised the Rights, such exercise may not be revoked.

         If you wish to have us, on your behalf, exercise the Rights to purchase any Common Stock to which you are entitled, please so instruct us by completing, executing and returning to us the instruction form on the reverse side of this letter. If we do not receive complete written instructions in accordance with the procedures outlined in the Prospectus, we will not exercise your Rights and your Rights will expire and become worthless.

         Any questions or requests for assistance concerning the offering should be directed to American Stock Transfer and Trust Co., the Rights Agent, at the following telephone number: (718) 921-8200, or (800) 937-5449.

                                     (over)

                                  INSTRUCTIONS

         The undersigned acknowledge(s) receipt of your letter and the materials described therein relating to the offering of Rights.

         This will instruct you whether or not to exercise Rights distributed with respect to the Common Stock held by you for the account of the undersigned, subject to the terms and conditions set forth in the Prospectus.

         Box 1 [ ]   Please DO NOT EXERCISE RIGHTS

         Box 2 [ ]   Please EXERCISE BASIC RIGHTS for Shares as set forth below.

                     _______ Shares x $1.00 Subscription Price = $________.

         Box 3 [ ]   Please EXERCISE OVERSUBSCRIPTION RIGHTS for Shares as set
                     forth below.

                     _______ Shares x $1.00 Subscription Price = $________.

         Box 4 [ ]   Payment in the following amount is enclosed $________.

         Box 5 [ ]   Please deduct payment from the following account maintained by you as follows:

                     ___________________________________________________________
                              Type of Account                     No.

                     Amount to be deducted:  $_____________





--------------------------------------------------------------------------------
DATE AND SIGN HERE: ___________________________________________________________

                    ___________________________________________________________
                                               Signature(s)

                                          Please type or print name(s) below
                    ___________________________________________________________

                    ___________________________________________________________

Date: ________, 1998
--------------------------------------------------------------------------------

                          BOSTON RESTAURANT ASSOCIATES
                                 RIGHTS OFFERING
                          NOMINEE HOLDER CERTIFICATION

         The undersigned, a bank, broker or other nominee holder of Rights ("Rights") to purchase shares of Common Stock $.01 par value ("Common Stock") of Boston Restaurant Associates, Inc. ("BRAI") pursuant to the Rights Offering described and provided for in BRAI's prospectus dated January __, 1998, (the "Prospectus"), hereby certifies to BRAI and to American Stock Transfer & Trust Co., as Rights Agent for such Rights Offering, that the undersigned has subscribed for, on behalf of beneficial owners of Rights (which may include the undersigned), the number of shares specified below (without identifying any such beneficial owners):

          Subscription
1.        ______________________________________________________________________
2.        ______________________________________________________________________
3.        ______________________________________________________________________
4.        ______________________________________________________________________
5.        ______________________________________________________________________
6.        ______________________________________________________________________
7.        ______________________________________________________________________
8.        ______________________________________________________________________
9.        ______________________________________________________________________
10.       ______________________________________________________________________



--------------------------------------------------------------------------------
                Provide the following information if applicable.

 _____________________________________________________________________________
                        Depository Trust Company ("DTC")
                               Participant Number


 _____________________________________________________________________________
                     DTC Subscription Confirmation Number(s)


Dated:  ___________, 1998

-------------------------------------------------------------------------------


____________________________________________

____________________________________________

____________________________________________
           Name and Address of
              Nominee Holder



By:  _______________________________________
     Name:
     Title: